UNITED STATES

SECURITIES AND EXCANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2005

                O’REILLY AUTOMOTIVE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Missouri

(State or Other Jurisdiction of Incorporation)

000-21318	44-0618012
(Commission File Number)	(IRS Employer Identification No.)

233 S. Patterson
Springfield, Missouri	65802
(Address of Principal Executive Offices)	(Zip Code)

417-862-6708

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Event

Item 8.01 Other Events

On December 20, 2005, O’Reilly Automotive, Inc. issued a press release announcing the acceleration of vesting for all unvested stock options previously awarded to employees and executive officers. The text of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated December 20, 2005

The information in this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2005	O’REILLY AUTOMOTIVE, INC.

By: /s/ James R. Batten
James R. Batten
Executive Vice President of Finance
Chief Financial Officer and Treasurer
(principal financial officer)

Exhibit 99.1

FOR IMMEDIATE RELEASE

For further information contact:	Greg Henslee
James R. Batten
(417) 862-3333

_____________________________________________________________________________________________

O'REILLY AUTOMOTIVE, INC. ANNOUNCES ACCELERATION OF UNVESTED STOCK OPTIONS

_____________________________________________________________________________________________

Springfield, MO, December 20, 2005 – O’Reilly Automotive, Inc. (“O’Reilly” or “the Company”) (Nasdaq: ORLY) today announced that its Board of Directors accelerated the vesting of all unvested stock options previously awarded to employees and executive officers. The primary purpose of the accelerated vesting is to enable the Company to avoid recognizing future compensation expense associated with these options upon the planned adoption of Financial Accounting Standards No. 123R, Share-Based Payment (SFAS 123R) by O’Reilly in 2006. As a result of the vesting acceleration, options to purchase approximately 4.2 million shares of O’Reilly Common Stock became exercisable immediately. O’Reilly’s Board of Directors took this action with the belief that it is in the best interest of shareholders as it will reduce the Company’s reported non-cash compensation expense in future periods. As a result of the accelerated vesting of stock options in advance of the Company’s adoption of SFAS 123R, O’Reilly expects to reduce the pre-tax stock option expense it would otherwise be required to record by an estimated $6 million in 2006.

In order to limit unintended personal benefits to employees and officers, the Board of Directors imposed restrictions on any shares received through the exercise of accelerated options held by those individuals. These restrictions prevent the sale of any stock obtained through exercise of an accelerated option prior to the earlier of the original vesting date or the individual’s termination of employment. Pre-tax stock-based compensation expense of approximately $1.9 million will be recorded in the fourth quarter of 2005 based on the intrinsic value of in-the-money options subject to acceleration and the Company’s estimate of the extent to which our employees and officers are going to benefit from this modification.

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O’Reilly family, the Company operated 1,432 stores within the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Montana, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin and Wyoming as of September 30, 2005.

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by forward-looking words such as “expect,” “believe,” “anticipate,” “good,” “plan,” “intend,” “estimate,” “project,” “will” or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results.

Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals, our ability to hire and retain qualified employees, risks associated with the integration of acquired businesses, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the Risk Factors sections of the Company’s Form 10-K for the year ended December 31, 2004, for more details.